UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2015
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7108 North Fresno Street, Suite 380
Fresno, CA    93720
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Definitive Material Agreement

As previously reported under cover of Form 8-K filed on February 24, 2014, on February 21, 2014, S&W Seed Company (the "Registrant") executed and entered into credit agreements with Wells Fargo Bank, National Association ("Wells Fargo") and thereby became obligated under new working capital facilities (collectively, the "Wells Fargo Facilities"). The Wells Fargo Facilities include (i) a domestic revolving facility of up to $4 million to refinance the Registrant's outstanding credit accommodations from Wells Fargo and for working capital purposes, and (ii) an export-import revolving facility of up to $10 million for financing export-related accounts receivable and inventory (the "Ex-Im Revolver"). The Wells Fargo Facilities have been amended from time to time by amendments entered into on July 28, 2014, December 30, 2014, February 27, 2015 and March 30, 2015.

On June 30, 2015, the Registrant executed and entered into a Fifth Amendment to Credit Agreement and a Fifth Amendment to Ex-Im Working Capital Guarantee Credit Agreement, together with accompanying notes (collectively, the "Fifth Amendments"). The amended terms are identical in both agreements.

Under the terms of the Fifth Amendments, the Wells Fargo Facilities have been extended to October 1, 2015, and the net income covenant has been lowered. In addition, the Registrant's U.S. subsidiaries, Seed Holding, LLC and Stevia California, LLC, have entered into continuing guaranties under the terms of which, each subsidiary has guaranteed the Registrant's obligations under the Fifth Amendments. In all other material respects, the provisions of the Facilities as entered into in February 2014, as amended in July 2014, December 2014, February 2015 and March 2015, remain unchanged and in full force and effect. The Registrant currently relies on Exim Bank to support its bank financing and intends to continue to do so in future periods. Exim Bank's charter expires today, and if it is not renewed by Congress, the charter's expiration could materially adversely impact the Registrant's ability to continue to be provided bank financing once the Wells facility matures on October 1, 2015.

The foregoing descriptions of the Fifth Amendments do not purport to be complete and are qualified in their entirety by reference to, and should be read in conjunction with, the full text of the Fifth Amendment to Credit Agreement and the Fifth Amendment to Ex-IM Working Capital Guarantee Credit Agreement and accompanying instruments and agreements, which will be filed as exhibits to the Registrant's Annual Report on Form 10-K for the fiscal year ending June 30, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: June 30, 2015

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